News Release
For Release July 22, 2015
9:00 A.M.

Contact: (803) 951- 2265
Joseph G. Sawyer, EVP & Chief Financial Officer or
Robin D. Brown, EVP & Director of Marketing

First Community Corporation Announces Second Quarter Results and Cash Dividend

Highlights

•	Earnings of $1.443 million in the second quarter of 2015, a 20.1% increase in net income year-over-year

•	EPS of $.22 per common share in the second quarter of 2015, a 22.2% increase year-over-year

•	Net loan growth of $19.7 million in the second quarter of 2015, a 17.4% annualized growth rate and year-to-date net loan growth of $30.2 million, an annualized growth rate of 13.6%.

•	Pure deposit growth (including customer cash management accounts) of $24.3 million year-to-date, a 9.31% annualized growth rate

•	Year-over-year increases in revenues from mortgage and financial planning business units of 29.8% and 54.5% respectively for the first six months of the year

•	Regulatory capital ratios remain strong at 10.41% (Tier 1 Leverage) and 16.56% (Total Capital) along with Tangible Common Equity / Tangible Assets (TCE/TA) ratio of 8.40%

•	Strong credit quality with non-performing assets (NPAs) of just .94%

•	Cash dividend of $0.07 per common share, which is the 54th consecutive quarter of cash dividends paid to common shareholders

Lexington, SC – July 22, 2015 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the second quarter of 2015. Net income for the second quarter of 2015 was $1.443 million as compared to $1.201 million in the second quarter of 2014. Diluted earnings per common share were $0.22 for the second quarter of 2015 as compared to $0.18 for the second quarter of 2014. Year-to-date 2015 net income was $2.847 million compared to $2.063 million during the first six months of 2014. Diluted earnings per share for the first half of 2015 were $0.43, compared to $0.32 during the same time period in 2014. Mike Crapps, First Community President and CEO, commented, “We are pleased with the growth in income in 2015, with all three lines of business contributing to this success. This quarter and the first half of the year is a story of significant revenue growth and building momentum.”

Cash Dividend and Capital

The Board of Directors has approved a cash dividend for the second quarter of 2015. The company will pay a $0.07 per share dividend to holders of the company’s common stock. This dividend is payable August 14, 2015 to shareholders of record as of August 3, 2015. Mr. Crapps commented, “Our entire board is pleased that our performance enables the company to continue its cash dividend for the 54th consecutive quarter.”

At June 30, 2015, the company’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 10.41%, 15.67%, and 16.56%, respectively. This compares to the same ratios as of June 30, 2014, of 10.10%, 15.79%, and 16.61%, respectively. Additionally, the regulatory capital ratios for the company’s wholly owned subsidiary, First Community Bank, were 9.77%, 15.03%, and 15.83% respectively as of June 30, 2015. The company’s ratio of tangible common equity to tangible assets was 8.40% as of June 30, 2015. Also, as of June 30, 2015, the Common Equity Tier One ratio for the company and the bank were 12.36% and 15.03%, respectively.

Asset Quality

The non-performing assets ratio declined to .94% of total assets, as compared to the prior quarter ratio of 1.05%. The nominal level of non-performing assets decreased to $7.872 million from $8.760 million at the end of the prior quarter. Trouble debt restructurings, that are still accruing interest, declined during the quarter to $1.674 million from $1.954 million at the end of the first quarter of 2015.

Net loan charge-offs for the first six months of 2015 were $648 thousand (0.28% annualized ratio) as compared to $703 thousand (0.32% annualized ratio) in the first six months of 2014. Net charge-offs for the second quarter of 2015 were $362 thousand, with one credit responsible for nearly the entire amount. The ratio of classified loans plus OREO now stands at 15.9% of total bank regulatory risk-based capital as of June 30, 2015.

Balance Sheet

(Numbers in millions)

	Quarter ending	Quarter ending	Quarter ending	3 Month	3 Month
	6/30/15	3/31/15	12/31/14	$ Variance	% Variance
Assets
Investments	$271.2	$274.1	$282.8	$(2.9)	(1.1%)
Loans	474.0	454.3	443.8	19.7	4.3%

Liabilities
Total Pure Deposits	$526.7	$532.5	$504.5	$(5.8)	(1.1%)
Certificates of Deposit	157.3	162.1	165.1	(4.8)	(3.0%)
Total Deposits	$684.0	$694.6	$669.6	$(10.6)	(1.5%)

Customer Cash Management	$19.5	$16.7	$17.4	$2.8	16.8%
FHLB Advances	35.5	27.6	28.8	7.9	28.6%

Total Funding	$739.0	$738.9	$715.8	$0.1	(0.01%)
Cost of Funds*	0.45%	0.46%	0.47%		(1 bp )
(*including demand deposits)
Cost of Deposits	0.25%	0.26%	0.26%	(.01)	(0.04%)

Mr. Crapps commented, “The tremendous loan growth experienced is the result of focused efforts in this key area and momentum remains strong. Pure deposit growth for the year has been solid, but did decline on a linked quarter basis due to approximately $12 million that was only on deposit for a brief period of time beginning late in the first quarter.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income was $6.2 million in the second quarter of 2015. This compares to $5.9 million in the same period of 2014. On a linked quarter basis, after adjusting for a material credit mark recovery in the first quarter, net interest income represents an increase of $136,000 in the second quarter over the adjusted first quarter result.

Net interest margin (taxable equivalent) declined in the second quarter to 3.34%, as compared to 3.38% during the same period of 2014. This compares to a first quarter of 2015 net interest margin (adjusted for the above referenced credit mark) of approximately 3.40%.

Mr. Crapps commented, “In this low interest rate environment, we continue to experience pressure on our margin. Our strategy and success in the remix of the asset side of our balance sheet will position us to mitigate this margin pressure and importantly continue to grow our net-interest income.”

Non-Interest Income

Non-interest income, adjusted for securities gains and losses and excluding any loss on the early extinguishment of debt, increased 21.3% on a linked quarter basis to $2.397 million in the second quarter of 2015, up from $1.976 million in the first quarter of this year. Revenues in the mortgage line of business increased 33.3% on a linked quarter basis to $980 thousand in the second quarter of 2015, up from $735 thousand in the first quarter of 2015 and $701 thousand in the second quarter of 2014. Production increased to $30 million for the quarter with yields returning to more normalized levels. The investment advisory line of business also saw a significant revenue increase of 37.5% on a linked quarter basis to $407 thousand in the second quarter of 2015 up from $296 thousand in the first quarter of 2015 and $198 thousand in the second quarter of 2014. Mr. Crapps commented, “Our strategy of multiple revenue streams continues to serve us well with all of our lines of business growing revenue nicely.”

Non-Interest Expense

Non-interest expense increased on a linked quarter basis to $6.389 million in the second quarter of 2015, up from $6.100 million in the first quarter of 2015. Included in this increase is additional variable compensation paid in the mortgage and investment advisory areas and additional marketing expense dedicated to an expanded loan marketing campaign. Also, during the second quarter of 2015, the company signed a contract to sell excess property adjacent to the Augusta banking office which was included as part of the February 2014 acquisition of Savannah River Banking Company. The contract price of the property was approximately the appraised value; however, during the second quarter the company recognized $100 thousand in expenses associated with this potential sale. Under the terms of the contract, there should be no additional charges or costs incurred by First Community associated with the sale of this property.

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank operates fifteen banking offices located in the Midlands, Aiken, and Augusta, Georgia in addition to two other lines of business, First Community Bank Mortgage and First Community Financial Consultants, a financial planning/investment advisory division.

FORWARD-LOOKING STATEMENTS Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (6) technology and cybersercurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

###

FIRST COMMUNITY CORPORATION
INCOME STATEMENT DATA
(Dollars in thousands, except per share data)
	Three months ended		Three months ended		Six months ended
	June 30,		March 31,		June 30,
	2015	2014	2015	2014	2015	2014

Interest Income	$7,049	$6,849	$7,283	$6,403	$14,332	$13,252
Interest Expense	845	902	835	907	1,680	1,809
Net Interest Income	6,204	5,947	6,448	5,496	12,652	11,443
Provision for Loan Losses	391	400	406	150	797	550
Net Interest Income After Provision	5,813	5,547	6,042	5,346	11,855	10,893
Non-interest Income:
Deposit service charges	346	379	347	366	693	745
Mortgage banking income	980	702	735	619	1,715	1,321
Investment advisory fees and non-deposit commissions	407	198	296	257	703	455
Gain (loss) on sale of securities	167	78	104	8	271	86
Gain (loss) on sale of other assets	1	(24)	4	12	5	(12)
Loss on early extinquishment of debt	—	(67)	(103)	—	(103)	(67)
Other	664	633	598	613	1,262	1,246
Total non-interest income	2,565	1,899	1,981	1,875	4,546	3,774
Non-interest Expense:
Salaries and employee benefits	3,658	3,272	3,565	3,424	7,223	6,696
Occupancy	500	465	485	413	985	878
Equipment	394	375	402	339	796	714
Marketing and public relations	328	212	226	161	554	373
FDIC assessment	138	131	138	124	276	255
Other real estate expenses	154	117	154	138	308	255
Amortization of intangibles	98	63	103	42	201	105
Merger and acquisition expenses	—	15	—	420	—	435
Other	1,119	1,135	1,027	965	2,146	2,100
Total non-interest expense	6,389	5,785	6,100	6,026	12,489	11,811
Income before taxes	1,989	1,661	1,923	1,195	3,912	2,856
Income tax expense	546	460	519	333	1,065	793
Net Income	$1,443	$1,201	$1,404	$862	$2,847	$2,063

Per share data:
Net income, basic	$0.22	$0.18	$0.22	$0.14	$0.44	$0.32
Net income, diluted	$0.22	$0.18	$0.21	$0.14	$0.43	$0.32

Average number of shares outstanding - basic	6,539,154	6,654,359	6,522,420	6,168,949	6,534,389	6,412,995
Average number of shares outstanding - diluted	6,697,620	6,719,110	6,664,654	6,228,512	6,678,516	6,477,537
Shares outstanding period end	6,679,938	6,656,139	6,683,960	6,652,189	6,679,938	6,656,139

Return on average assets	0.70%	0.61%	0.70%	0.48%	0.70%	0.55%
Return on average common equity:	7.53%	6.88%	7.54%	5.49%	7.54%	6.22%
Return on average common tangible equity:	8.25%	7.54%	8.23%	5.89%	7.82%	6.73%
Net Interest Margin	3.25%	3.32%	3.51%	3.32%	3.37%	3.31%
Net Interest Margin (taxable equivalent)	3.34%	3.38%	3.62%	3.40%	3.47%	3.38%
Efficiency ratio	74.27%	74.47%	73.27%	81.84%	73.78%	78.06%

FIRST COMMUNITY CORPORATION
BALANCE SHEET DATA
(Dollars in thousands, except per share data)
	June 30,	December 31,	June 30
	2015	2014	2014

Total Assets	$836,406	$812,363	$786,687
Other short-term investments (1)	16,265	10,052	14,741
Investment Securities	271,203	282,814	250,775
Loans held for sale	6,662	4,124	2,990
Loans	474,016	443,844	444,670
Allowance for Loan Losses	4,281	4,132	4,066
Goodwill	5,078	5,078	4,390
Other Intangibles	1,606	1,806	1,077
Total Deposits	684,032	669,583	640,057
Securities Sold Under Agreements to Repurchase	19,460	17,383	16,374
Federal Home Loan Bank Advances	35,548	28,807	37,916
Junior Subordinated Debt	15,464	15,464	15,464
Shareholders’ equity	76,411	74,528	70,992

Book Value Per Common Share	$11.44	$11.18	$10.67
Tangible Book Value Per Common Share	$10.44	$10.15	$9.84
Tangible Book Value per common share (excluding AOCI)	$10.30	$9.96	$9.79
Equity to Assets	9.14%	9.17%	9.02%
Tangible common equity to tangible assets	8.40%	8.40%	8.39%
Loan to Deposit Ratio (excludes held for sale)	69.30%	66.29%	69.47%
Allowance for Loan Losses/Loans	0.90%	0.93%	0.91%
Allowance for Loan Losses plus credit mark/Loans	1.17%	1.33%	1.31%

(1) Includes federal funds sold, securities sold under agreements to resell and interest-bearing deposits

Regulatory Ratios:	June 30,	December 31,	June 30,
	2015	2014	2014

Leverage Ratio	10.41%	10.02%	10.10%
Tier 1 Capital Ratio	15.67%	16.12%	15.79%
Total Capital Ratio	16.56%	16.94%	16.61%
Common Equity Tier 1 ratio	12.36%	N/A	N/A
Tier 1 Regulatory Capital	$84,049	$81,431	$78,825
Total Regulatory Capital	$88,330	$85,563	$82,891
Common Equity Capital	$69,049	N/A	N/A

Average Balances:	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014

Average Total Assets	$832,284	$787,066	$821,945	$760,048
Average Loans	472,591	444,060	461,848	430,000
Average Earning Assets	765,999	719,104	755,865	695,472
Average Deposits	687,648	638,915	677,356	612,599
Average Other Borrowings	62,804	72,770	62,890	75,090
Average Shareholders’ Equity	76,909	70,035	76,141	66,847

Asset Quality:	June 30,	March 31,	December 31,
	2015	2015	2014
Loan Risk Rating by Category (End of Period)
Special Mention	$11,806	$12,314	$13,818
Substandard	10,905	12,356	13,500
Doubtful	—	—	—
Pass	451,305	429,631	416,526
	$474,016	$454,301	$443,844

	June 30,	March 31,	December 31,
	2015	2015	2014

Nonperforming Assets:
Non-accrual loans	$5,349	$5,943	$6,585
Other real estate owned	2,523	2,817	2,943
Accruing loans past due 90 days or more	—	—	—
Total nonperforming assets	$7,872	$8,760	$9,528
Accruing trouble debt restructurings	$1,674	$1,954	$2,200

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Loans charged-off	$364	$504	$711	$726
Overdrafts charged-off	12	10	23	18
Loan recoveries	(7)	(15)	(75)	(34)
Overdraft recoveries	(7)	(4)	(11)	(7)
Net Charge-offs	$362	$495	$648	$703
Net charge-offs to average loans	0.08%	0.11%	0.14%	0.16%

FIRST COMMUNITY CORPORATION
Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Three months ended June 30, 2015			Three months ended June 30, 2014
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$472,591	$5,704	4.84%	$444,060	$5,582	5.04%
Securities:	275,759	1,315	1.91%	261,673	1,243	1.91%
Federal funds sold and securities purchased	17,649	30	0.68%	13,371	24	0.72%
Total earning assets	765,999	7,049	3.69%	719,104	6,849	3.82%
Cash and due from banks	8,883			10,454
Premises and equipment	29,741			28,720
Other assets	32,002			32,810
Allowance for loan losses	(4,341)			(4,022)
Total assets	$832,284			$787,066

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$137,534	$39	0.11%	$135,875	$46	0.14%
Money market accounts	160,963	107	0.27%	145,973	85	0.23%
Savings deposits	56,808	16	0.11%	50,593	15	0.12%
Time deposits	188,162	273	0.58%	174,712	282	0.65%
Other borrowings	62,804	410	2.62%	72,770	474	2.61%
Total interest-bearing liabilities	606,271	845	0.56%	579,923	902	0.62%
Demand deposits	144,181			131,762
Other liabilities	4,923			5,346
Shareholders’ equity	76,909			70,035
Total liabilities and shareholders’ equity	$832,284			$787,066

Cost of funds, including demand deposits			0.45%			0.51%
Net interest spread			3.13%			3.20%
Net interest income/margin		$6,204	3.25%		$5,947	3.32%
Net interest income/margin FTE basis	$—	$6,387	3.34%	$—	$6,066	3.38%

FIRST COMMUNITY CORPORATION
Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Six months ended June 30, 2015			Six months ended June 30, 2014
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$461,848	$11,576	5.05%	$430,000	$10,662	5.00%
Securities:	276,529	2,697	1.97%	248,394	2,543	2.06%
Federal funds sold and securities purchased under agreements to resell	17,488	57	0.66%	17,078	47	0.55%
Total earning assets	755,865	14,330	3.82%	695,472	13,252	3.84%
Cash and due from banks	8,329			10,189
Premises and equipment	29,411			26,843
Other assets	32,630			31,671
Allowance for loan losses	(4,290)			(4,127)
Total assets	$821,945			$760,048
Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$135,278	78	0.12%	$129,981	84	0.13%
Money market accounts	156,903	203	0.26%	131,232	151	0.23%
Savings deposits	55,977	32	0.12%	50,393	29	0.12%
Time deposits	190,722	548	0.58%	174,553	593	0.69%
Other borrowings	62,890	819	2.63%	75,090	952	2.56%
Total interest-bearing liabilities	601,770	1,680	0.56%	561,249	1,809	0.65%
Demand deposits	138,476			126,440
Other liabilities	5,558			5,512
Shareholders’ equity	76,141			66,847
Total liabilities and shareholders’ equity	$821,945			$760,048

Cost of funds, including demand deposits			0.46%			0.53%
Net interest spread			3.26%			3.19%
Net interest income/margin		$12,650	3.37%		$11,443	3.32%
Net interest income/margin FTE basis		$13,015	3.47%		$11,698	3.39%